Exhibit 23.1
CONSENT OF INDEPENDENT PETROLEUM ENGINEER
     As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Form 10-K by Quest Energy Partners, L.P. (the “Partnership”) and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2008, 2007 and 2006, into the Partnership’s previously filed Registration Statement on Form S-8 (File No. 333-148159).
/s/ Cawley, Gillespie & Assoc., Inc.
Petroleum Engineers
Ft. Worth, Texas
June 16, 2009